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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                               February 28, 2001
                               -----------------
                Date of Report (Date of earliest event reported)


                                ESYNCH CORPORATION
                                ------------------
             (Exact name of Registrant as specified in its charter)


        Delaware                   0-26790                 87-0461856
        --------                   -------                 ----------
    (State or other       (Commission File Number)        (IRS Employer
    jurisdiction of                                      Identification
     Incorporation)                                           No.)


                               15502 Mosher Avenue
                                Tustin, CA 92780
                            ------------------------
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (714) 258-1900
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not applicable
                                ----------------
             (Former name or address, if changed since last report.)


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Item 5.  Other Events

On February 28, 2001, eSynch Corporation announced that its Board of Directors had established February 28, 2001 as the date of record for the meeting for approval of the proposed merger with Streamedia Communications, Inc. of New York. The place and time of the meeting will be announced at a later date.

According to terms of the letter of intent announced on January 24, 2001, eSynch will become a wholly owned subsidiary of Streamedia in order to preserve eSynch's established branding within the industry. Together, the combined companies will provide a single source for clients seeking superior streaming media services, including hosting, Web design, encoding, distribution, and customized site development.

No assurances are intended that the transaction will be consummated or that the transaction if consummated will result in actual cost savings, synergies or improvements.

This is not an offer of securities. No proxies or approvals are solicited hereby. Disclosure information for this planned transaction will be filed with the S E C. promptly after a definitive agreement is reached, if ever. Thereafter it can be obtained from us or the S.E.C. and should be studied carefully for all relevant information.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                 ESYNCH CORPORATION

Date: February 28, 2001          By: /s/ Thomas C. Hemingway
                                 ----------------------------
                                 Thomas C. Hemingway,
                                 Chief Executive Officer


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                                 EXHIBIT INDEX
                                 -------------


    Exhibit No.      Description of Exhibit
    -----------      ----------------------
    99.1             Press Release dated February 28, 2001.